UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

May 31, 2011 (Date of earliest event reported: May 24, 2011)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 24, 2011, a wholly-owned subsidiary of Geokinetics Inc. (“Geokinetics”), Geokinetics Holdings USA, Inc. (“Geokinetics Holdings” and collectively with Geokinetics, the “Company”), consented to the assignment by the existing lenders under the Company’s revolving credit agreement, dated as of February 12, 2010 (as previously modified and amended, the “Credit Agreement”), of their respective rights and obligations under the Credit Agreement to a new group of lenders (the “New Lenders”).  Contemporaneously with the assignment, the New Lenders, Whitebox Advisors LLC, as successor administrative agent for the New Lenders (the “New Administrative Agent”), and the Company entered into a Forebearance Agreement and Amendment No. 5 to the Credit Agreement (the “Amendment No. 5”).  Under the Amendment No. 5, the New Lenders increased the amount available under the Credit Agreement to $50.0 million and advanced new loans to the Company and, together with the New Administrative Agent, agreed to waive compliance with certain specified terms and conditions under the Credit Agreement and to forbear from exercising any rights and remedies in connection with certain specified defaults under the Credit Agreement until the earlier of August 22, 2011 or the execution of an amended and restated credit agreement.  The Company borrowed the full $50 million available under the credit facility.

Under the Amendment No. 5, no further letters of credit will be issued to the Company under the Credit Agreement.  In addition, Amendment No. 5 requires that the Company pay certain fees to the New Lenders and an annual administrative agent fee to the New Administrative Agent, which are described in Geokinetics’ Form 10-Q for the quarter ended March 31, 2011.

The foregoing description is a summary of the material terms of the Amendment No. 5 and does not purport to be complete, and is qualified in its entirety by reference to the Amendment No. 5, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 2 — Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment No. 5 in Item 1.01 is incorporated herein by reference.  Following the assignment of the Credit Agreement to the New Lenders, the Company borrowed $50 million under the Credit Agreement and agreed that this amount would remain outstanding until the Credit Agreement is amended as described above.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1

Forbearance Agreement and Amendment No. 5 to the Credit Agreement, dated as of May 24, 2011, by and among Geokinetics Holdings and Whitebox Advisors LLC as successor administrative agent to the certain lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

May 31, 2011	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Title of Document

10.1

Forbearance Agreement and Amendment No. 5 to the Credit Agreement, dated as of May 24, 2011, by and among Geokinetics Holdings and Whitebox Advisors LLC as successor administrative agent to the certain lenders named therein.